SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                                 April 24, 2000
                Date of Report (date of earliest event reported)



                                  PREVIO, INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                                        95-3825313
(State of other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)




                        12636 High Bluff Drive, 4th Floor
                        San Diego, California 92130-2093
                    (Address of principal executive offices)



                                 (858) 794-4300
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS
-------  ------------

CHANGE OF CORPORATE NAME

         On April 24, 2000 Stac Software, Inc. (the Company) changed its name from Stac Software, Inc., to Previo, Inc. by merging a wholly-owned subsidiary of the Company, Previo, Inc., with and into the Company pursuant to section 253 of the Delaware General Corporation Law. The sole purpose and effect of the merger was to effect the name change. In conjunction with this name change the Company changed its NASDAQ trading symbol from STAC to PRVO. The Company continues to be listed on the NASDAQ stock market.

         The Company's name change is reflective of the Company's corporate repositioning, away from back-up and disaster recovery products and into the new e-Support market. Previo has assumed all of Stac Software's financial and technological resources for use in the execution of its new e-Support business.

         A copy of the press release issued by the Company announcing the name change, dated as of April 24, 2000, is attached hereto as Exhibit 99.1. In addition, a copy of the Certificate of Ownership and Merger which was filed with the Delaware Secretary of State to effect the name change is attached hereto as
Exhibit 99.2.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
-------  ---------------------------------

(c.)     Exhibits

The following exhibits are herewith:

EXHIBIT NO.         DESCRIPTION OF EXHIBIT

99.1 Press Release dated April 24, 2000 with respect to the Company's corporate name change

99.2                Certificate of Ownership and Merger filed on April 24, 2000

EX-99.1

Press Release

              STAC SOFTWARE REPORTS NAME AND TRADING SYMBOL CHANGE

                   CHANGES INITIATED AS COMPANY TRANSITIONS TO
                          FOCUS IN NEW E-SUPPORT MARKET

SAN DIEGO -- April 24, 2000 -- Stac Software, Inc. (NASDAQ: STAC), today announced that with the repositioning of Stac to the e-support market the Company is changing its name and NASDAQ listing to Previo, Inc. (NASDAQ: PRVO), effective with the opening of trading on April 25, 2000. The Company is allocating its entire financial and technological resources to fund the newly-formed Previo which develops industry-leading solutions for the high growth market of e-support. As of this date, all outstanding shares in Stac will convert to equal shares in Previo and will trade on the Nasdaq as PRVO. See the Company's separate press announcement detailing the launch of the Previo business.


ABOUT STAC
----------
Information on Stac can be accessed via the Internet at www.stac.com, or by calling the company's North American Headquarters in San Diego: 1-800-522-7822 (U.S. and Canada), Stac's European Headquarters in the United Kingdom: +44 (0) 1344-302900 (Europe) or +1 (858) 794-3741 in other countries. For more information about Previo, please visit http://www.previo.com, or contact the Company's Headquarters at (858) 794-3789 or its European regional office (UK) at +(44) 1344-302900.

                                      # # #

         Except for the historical information contained herein, this news release contains forward-looking statements that involve risks and uncertainties. Those risks include, but are not limited to, risks relating to potential strategic transactions that the Company may undertake, the risk that such transactions may not be consummated on favorable terms or at all, the risk that such transactions may not in fact enhance stockholder value and may adversely affect the business or the trading price of the Company's stock, the risk that any such transaction may require the Company to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially affect the business and financial results, the risk of delays in the development or introduction of products, customer or sales channel acceptance of products and competitive product introductions from new or established competitors. The Company makes no assurances regarding the future success of its products. The Company does not project future financial results and expressly disclaims responsibility for any such projections released by third-party analysts. The above risk factors and others are more fully discussed in the Company's Form 10-K for the year ended September 30, 1999 and its quarterly reports on Form 10-Q.

EX-99.2

Certificate of Ownership and Merger

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                  PREVIO, INC.

                                      INTO

                               STAC SOFTWARE, INC.
--------------------------------------------------------------------------------


                         Pursuant to Section 253 of the
                General Corporation Law of the State of Delaware


--------------------------------------------------------------------------------

         STAC SOFTWARE, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware ("the "Company),

                  DOES HEREBY CERTIFY:

         FIRST: That this Company owns all of the outstanding shares of Previo, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

         SECOND: That this Company, by the following resolutions of its Board of Directors, duly adopted at a meeting held on January 27, 2000, determined to merge Previo, Inc. into itself on the terms and conditions set forth in such resolutions:

         RESOLVED, that the Company's wholly-owned subsidiary, Previo, Inc., be merged into the Company and that the Company shall be the surviving corporation in such merger pursuant to Section 253 of the GCL;

         RESOLVED FURTHER, that such merger shall become effective as of 5:00 p.m. Eastern Time on the date of the filing of a Certificate of Ownership and Merger in the form reviewed and approved by the Board at this meeting with the Secretary of State of the State of Delaware in accordance with Section 253 of the GCL;

         RESOLVED FURTHER, that upon the effectiveness of the merger, the Company shall assume all of the liabilities and obligations of Previo, Inc.;

         RESOLVED FURTHER, that upon the effectiveness of the merger, the name of the Company shall be changed to Previo, Inc., and Article I of the Company's Certificate of Incorporation shall thereby be amended to read as follows:

                                       "I.

                  The name of this corporation is Previo, Inc."

         RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and directed, for and on behalf of the Company, to take all action deemed necessary or appropriate with respect to the foregoing merger and name change, including but not limited to filing such statements and certificates with the Secretaries of State of the States of Delaware, California and any other state as may be deemed necessary or appropriate by such officers, and that any and all such actions that may have been taken to date are hereby authorized, ratified, approved and confirmed in all respects.

         IN WITNESS WHEREOF, Stac Software, Inc. has caused this certificate to be signed by John T. Ticer, Jr., its authorized officer, on April 24, 2000.

                                                STAC SOFTWARE, INC.


                                                By: /s/ John T. Ticer, Jr.
                                                    ----------------------------
                                                    John T. Ticer, Jr.
                                                    Chief Executive Officer

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       PREVIO, INC.


Date: May 2, 2000                      By: /s/ Clifford L. Flowers
                                           -------------------------------------

                                           Clifford L. Flowers
                                           Vice President, Finance
                                           Chief Financial Officer and Secretary